    As filed with the Securities and Exchange Commission on October 2, 1998

                                                      Registration No. 333-_____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------
                             REGISTRATION STATEMENT
                                       ON
                                    FORM S-8
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                  -----------
                              IVI CHECKMATE CORP.
             (Exact name of registrant as specified in its charter)

     DELAWARE                                              58-2375201
(State of incorporation)                       (IRS Employer Identification No.)

                               1003 MANSELL ROAD
                            ROSWELL, GEORGIA  30076
              (Address of principal Executive Offices) (Zip Code)

               IVI CHECKMATE CORP. 1998 LONG-TERM INCENTIVE PLAN
   IVI CHECKMATE CORP. AMENDED AND RESTATED 1998 DIRECTORS STOCK OPTION PLAN
                            (Full title of the plan)

                              MR. JOHN J. NEUBERT
                              IVI CHECKMATE CORP.
                               1003 MANSELL ROAD
                             ROSWELL, GEORGIA 30076
                                 (770) 594-6000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    COPY TO:

      M. HILL JEFFRIES                                 MARK A. CONVERY
     ALSTON & BIRD LLP                                  MEIGHEN DEMERS
    ONE ATLANTIC CENTER                           MERRILL LYNCH CANADA TOWER
 1201 WEST PEACHTREE STREET                     200 KING STREET WEST, SUITE 1100
ATLANTA, GEORGIA  30309-3424                           TORONTO, ONTARIO
     (404) 881-7000                                     CANADA M5H 3T4
                                                        (416) 977-8400

                         -----------------------------

                                              CALCULATION OF REGISTRATION FEE
======================================================================================================================
               TITLE OF                                    PROPOSED MAXIMUM      PROPOSED MAXIMUM       AMOUNT OF
             SECURITIES TO                AMOUNT TO BE    OFFERING PRICE PER    AGGREGATE OFFERING     REGISTRATION
             BE REGISTERED               REGISTERED (1)        SHARE(2)               PRICE                FEE
----------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value                   910,600                $6.81            $ 6,201,186              $1,830
----------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value                 1,839,400                $5.25            $ 9,656,850              $2,848
----------------------------------------------------------------------------------------------------------------------
             TotaL                           2,750,000                                 $15,858,036              $4,679
----------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement also covers any additional shares that may hereafter become purchasable as a result of the adjustment provisions of the IVI Checkmate Corp. 1998 Long-Term Incentive Plan and the IVI Checkmate Corp. Amended and Restated 1998 Directors Stock Option Plan (collectively, the "Plans").
(2) Determined in accordance with Rule 457(h), the registration fee is based on the average option price per share for shares presently subject to options and, for those shares not presently subject to options, on the average of the high and low prices of the Registrant's Common Stock reported on the Nasdaq National Market on September 29, 1998.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     (i) The documents constituting Part I of this Registration Statement will be sent or given to participants in the Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended.

    (ii) Upon written or oral request, the Company will provide, without charge, the documents incorporated by reference in Item 3 of Part II of this Registration Statement. The documents are incorporated by reference in the
Section 10(a) prospectus. The Company will also provide, without charge, upon written or oral request, other documents required to be delivered to employees pursuant to Rule 428(b). Requests for the above mentioned information, should be directed to John J. Neubert, Corporate Secretary, at (770) 594-6000.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

    The following documents filed by IVI Checkmate Corp. (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated herein by reference and deemed to be a part hereof from the date of the filing of such documents:

         (i) The Company's proxy statement/prospectus dated May 26, 1998 which forms a part of the Company's Registration Statement on Form S-4 (Registration No. 333-53629);

         (ii) The Company's Quarterly Report on Form 10-Q for the period ended June 30, 1998;

         (iii)  The Company's Current Report on Form 8-K filed on July 9, 1998;
                and

         (iv)   The Company's Current Report on Form 8-K filed on October 1,
                1998.

    All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.  Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.  Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  The Company's By-Laws provide for indemnification of directors and officers of the Company to the full extent permitted by Delaware law.

  Section 145 of the General Corporation Law of the State of Delaware provides generally that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to be the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In addition, pursuant to the authority of Delaware law, the Certificate of Incorporation of the Company also eliminates the monetary liability of directors to the fullest extent permitted by Delaware law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.  Not applicable.

ITEM 8.  EXHIBITS.*

    5       Opinion of counsel of Registrant.

    23(a)   Consent of counsel (included in Exhibit 5).

    23(b)   Consent of Ernst & Young LLP.

    23(c)   Consent of Coopers & Lybrand.

    99 (a) IVI Checkmate Corp. 1998 Long-Term Incentive Plan hereby incorporated by reference from Exhibit 10.5.1 to the Registrant's Registration Statement on Form S-4 dated May 26, 1998 with Registration No. 333-53629.

    99 (b)  IVI Checkmate Corp. Amended and Restated 1998 Directors Stock
Option.

-------------------------

*   Exhibits are numbered in accordance with Item 601 of Regulation S-K.

ITEM 9.  UNDERTAKINGS.

    (a)  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

    provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) above do not
    --------  -------
apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned issuer hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of l934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registration pursuant to the foregoing provisions, or otherwise, the Registration has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

    Pursuant to the requirements of the Securities Act of 1933, the registrant, IVI Checkmate Corp., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Atlanta, Georgia as of October 1, 1998.


                                        IVI CHECKMATE CORP.


                                        By: /s/ J. Stanford Spence
                                            ------------------------
                                               J. Stanford Spence
                                               Chairman of the Board

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities on October 1, 1998.

         SIGNATURE                               TITLE
         ---------                               -----

/s/ J. Stanford Spence           Chairman of the Board
-----------------------------
J. Stanford Spence

/s/ George Whitton               Vice Chairman of the Board
-----------------------------
George Whitton

/s/ L. Barry Thomson             President, Chief Executive Officer and Director
-----------------------------
L. Barry Thomson

/s/ Gregory A. Lewis             Director
-----------------------------
Gregory A. Lewis

/s/ John J. Neubert              Executive Vice President and Chief Financial
-----------------------------    Officer
John J. Neubert

/s/ Gerard Compain
-----------------------------    Director
Gerard Compain

/s/ Paul W. Noblett              Director
-----------------------------
Paul W. Noblett

/s/ Bertil D. Nordin             Director
-----------------------------
Bertil D. Nordin

/s/ Gareth Owen
-----------------------------    Director
Gareth Owen

/s/ Peter E. Roode               Director
-----------------------------
Peter E. Roode

                                                     Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                    ----------------------------------------


                              EXHIBITS FILED WITH

                             REGISTRATION STATEMENT

                                       ON

                                    FORM S-8

                                     UNDER

                           THE SECURITIES ACT OF 1933

                    ----------------------------------------


                              IVI CHECKMATE CORP.
                               1003 MANSELL ROAD
                             ROSWELL, GEORGIA 30076
                                 (770) 594-6000

                                 EXHIBIT INDEX

EXHIBIT NUMBER*                        DESCRIPTION
--------------                         -----------
5                            Opinion of counsel to Registrant.

23(b)                        Consent of Ernst & Young LLP.

23(c)                        Consent of Coopers & Lybrand.

99(b)                        IVI Checkmate Corp. Amended and Restated 1998
                             Directors Stock Option Plan.

--------------
*Exhibits are numbered in accordance with Item 601 of Regulation S-K.